Exhibit 99.2

PRESS CONTACTS

Aerohive Networks

Jenni Adair

Director of PR/AR/Social Media

408-510-6117

jadair@aerohive.com

Twitter: @Aerohive

Aerohive Networks Appoints Proven Sales Executive to Drive Sales Growth and Lead Global Salesforce

Sunnyvale, Calif. — April 13, 2015 — Aerohive Networks® (NYSE:HIVE) today announced that it has appointed a new Senior Vice President (SVP) of Worldwide Sales to grow the capacity and productivity of Aerohive’s global salesforce and facilitate future growth.

News Facts

•	Tom Wilburn has joined Aerohive Networks as SVP of Worldwide Sales to lead Aerohive’s global sales organization and drive revenue growth. Tom is a world-class sales leader bringing more than 30 years of sales experience and deep relationships in the wireless and networking community.

•	Tom joins Aerohive from his position as Vice President of Global Enterprise Networking Sales at Cisco. In this position, Tom was responsible for sales of Cisco’s routing, switching and Wireless products. Tom joined Cisco in 2005 with the acquisition of Airespace, where he led worldwide field operations. As part of Cisco, Tom helped make Airespace one of Cisco’s most successful acquisitions, leading to a $2.5 billion dollar business with greater than 50 percent market share. Tom also led sales and sales integration of Meraki, defining the go-to-market strategy for the combined Cisco - Meraki portfolio.

•	Before Cisco, Tom held executive positions at CrossComm and Xylan, each of which he joined as private startup ventures, and helped lead through successful public offerings and growth. Following Xylan’s acquisition by Alcatel, Tom served as Senior Vice President and General Manager of Alcatel’s North American Enterprise Business. In this position, he was responsible for the sales, marketing and support of that company’s data networking and enterprise telephony products.

•	Tom is a graduate of the College of William and Mary with a BA in economics, and conducted his graduate study at the George Washington University in Sales and Marketing Management.

Comments

“Tom brings experience, passion, and vision to our organization,” said David Flynn, Chief Executive Officer, Aerohive Networks. “As we set the new standard for great networks and better management, we believe Tom will be a key leader in driving improvement in our sales execution while leading the growth of our business.”

“Aerohive’s new NG product redefines Cloud Networking, combining the advanced capabilities of controller architectures with the simplicity and reduced cost of ownership associated with Cloud Networking. Enabling customers to deploy this technology as either a public cloud service, or ‘on premise’, inside the firewall of an enterprise, is an exciting breakthrough, said Tom Wilburn, Aerohive SVP of Worldwide Sales. I look forward to taking Aerohive’s solutions to market with the support of Aerohive’s loyal customers and channel partners.”

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding new Aerohive product and service offerings and statements regarding their expected performance, market receptiveness and competitive advantage. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: our ability to continue to attract, integrate, retain and train skilled personnel, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, technological change, product development delays, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations,” in the Company’s recent annual report on Form 10-K. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our over 19,000 customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Sunnyvale, CA. For more information, please visit http://www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

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“Aerohive” and “HiveManager” are registered trademarks of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.